[PEPPER, HAMILTON & SCHEETZ LLP]


                                 June 10, 1997

Hagler Bailly, Inc.
1530 Wilson Boulevard
Suite 900
Arlington, VA 22209


Gentlemen:

     We have acted as special counsel to Hagler Bailly, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-1 (No. 333-22207) under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed issuance and sale of up to 3,150,000 shares (the "Firm Securities") of the Company's common stock, $0.01 par value per share ("Common Stock"), as well as the issuance and sale of up to an additional 472,500 shares (the "Option Securities"), of the Company's Common Stock to cover over-allotments. Of such amount, 2,500,000 shares are being offered by the Company (the "Company Shares") and 1,122,500 (including all of the Option Securities) are being offered by certain stockholders of the Company (collectively, the "Selling Stockholder Shares").

     In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company as amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the proposed issuance and sale of the Firm Securities and the Option Securities as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the Delaware General Corporation Law ("DGCL") as in effect on the date hereof.

     On the basis of the foregoing, we are of the opinion that:


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PEPPER, HAMILTON & SCHEETZ LLP


Hagler Bailly, Inc.
Page 2
June 10, 1997


     1. The Company Shares, when issued, delivered and paid for in accordance with the Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and non-assessable under the DGCL; and

     2. The Selling Stockholder Shares have been validly issued, and are fully paid and non-assessable under the DGCL.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and we do not otherwise come within the categories of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                            Very truly yours,


                                            /s/ PEPPER, HAMILTON & SCHEETZ LLP


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